UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the shareholders (the “Annual Meeting”) on Wednesday, May 31, 2017. There were 4,829,202 shares of common stock represented in person or by proxy at the Annual Meeting, constituting 85.0% of the outstanding shares on April 3, 2017, the record date for the Annual Meeting, and establishing a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal One: Election of Four Directors of the Company.

Name	Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
Stanton E. Ross	1,753,484	139,235		2,936,483
Leroy C. Richie	1,635,769	256,950		2,936,483
Daniel F. Hutchins	1,757,418	135,301		2,936,483
Michael J. Caulfield	1,634,336	258,383		2,936,483

All nominees were duly elected.

The Board of Directors made appointments to its various committees after the Annual Meeting. The members of the Company’s Audit Committee are Messrs. Hutchins, Richie and Caulfield. Mr. Hutchins is the chairman of the Audit Committee. The members of the Compensation Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Compensation Committee. The members of the Nominating and Governance Committee are Messrs. Richie and Caulfield. Mr. Richie is the chairman of the Nominating and Governance Committee.

Proposal Two: Approval of an Amendment to the 2015 Stock Option Plan and Restricted Stock Plan. To approve an amendment to the 2015 Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under the Plan by 500,000 shares.

The Board of Directors deferred consideration of this Proposal and it was not presented for a vote at the Annual Meeting.

Proposal Three: Ratification of RSM US LLP Appointment. Ratification of the appointment of RSM US LLP as the independent registered accounting firm of Digital Ally, Inc. for the year ending December 31, 2017.

Votes For	Votes Against/ Withheld	Abstain
4,527,981	189,650	111,571

The appointment of RSM US LLP as the independent registered accounting firm of the Company was ratified.

Item 8.01 Other Events.

On May 31, 2017, the Board of Directors terminated the Company’s Stock Repurchase Program. On August 25, 2015, the Board of Directors approved such Program that authorized the repurchase of up to $2.5 million of the Company’s common stock in the open market, or in privately negotiated transactions. The Company did not repurchase any shares of common stock under this Program.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: June 2, 2017	By:	/s/ STANTON E. ROSS
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer